UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CHESAPEAKE ENERGY CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FOR IMMEDIATE RELEASE

April 9, 2020

CHESAPEAKE ENERGY CORPORATION SETS

EFFECTIVE DATE FOR REVERSE STOCK SPLIT

OKLAHOMA CITY, April 9, 2020 – Chesapeake Energy Corporation (NYSE: CHK) (the “Company”) today announced that it has set an expected effective date for the Company’s reverse stock split, subject to shareholder approval of the reverse stock split at a special meeting of shareholders to be held on April 13, 2020. The reverse stock split proposal includes a proposed reverse stock split ratio within a range between and including one-for-fifty (1:50) and one-for-two-hundred (1:200). If shareholder approval is obtained, the final ratio will be determined by the Company’s Board of Directors. If approved, the reverse stock split is expected to become effective at 5:00 p.m., Central Time, on April 14, 2020, and the shares will begin trading on the split-adjusted basis on The New York Stock Exchange (“NYSE”) under the Company’s existing trading symbol “CHK” on April 15, 2020. The reverse stock split is intended to, among other things, increase the per share trading price of the Company’s common shares to satisfy the $1.00 minimum bid price requirement for continued listing on the NYSE.

As a result of the reverse stock split, every 50 to 200 (as determined by the Company’s Board of Directors) shares of the Company’s common stock will automatically combine into one share, and the number of shares of common stock outstanding will be reduced. If approved, the Company’s total number of authorized shares of common stock will be reduced as determined by a formula based on two-thirds of the applicable reverse stock split ratio. However, since the reduction of authorized shares of common stock will be implemented using a smaller ratio than the reverse stock split, the aggregate effect of the reverse stock split and authorized shares reduction will be to increase proportionately the number of authorized shares of the Company’s common stock. The authorized shares reduction will not have any effect on the rights of existing shareholders, and the par value of the common stock will remain unchanged at $0.01 per share. No fractional shares of common stock will be issued as a result of any reverse stock split. Instead, in lieu of any fractional shares to which a shareholder of record would otherwise be entitled as a result of the reverse stock split, the Company will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the Company’s common stock during regular trading hours for the five consecutive trading days immediately preceding the reverse stock split’s effective date (with such average closing sales prices being adjusted to give effect to the reverse stock split).

The reverse stock split will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share.

The Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), will act as the exchange agent for the reverse stock split and will provide to shareholders of record (who hold all of their shares of the Company’s common stock electronically in book-entry form) a transaction statement at their address of record indicating the number of new post-split shares of the Company’s common stock they hold after the reverse stock split, along with payment in lieu of any fractional shares. Banks, brokers or other nominees will be instructed by Computershare to effect the reverse stock split for their beneficial holders holding shares of the Company’s common stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split and making payment for fractional shares.

The Company filed and mailed its definitive proxy material on March 20, 2020. The Company encourages shareholders to read the proxy statement and other material relating to the special meeting, as it contains important information.

Important Information about the Reverse Stock Split

This communication may be deemed to be solicitation material in connection with the proposals to be submitted to the Company’s shareholders at its special meeting seeking approval to effect a reverse stock split and a reduction in the number of authorized shares of its common stock. In connection with the reverse stock split and authorized shares reduction, the Company has filed a definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the definitive proxy statement and all other relevant documents filed with the SEC, because they contain important information about the reverse stock split and authorized shares reduction.

Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC on the Company’s investor website at www.chk.com/investors/sec-filings.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the reverse stock split and authorized shares reduction. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2019. Investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the reverse stock split and authorized shares reduction by reading the definitive proxy statement relating to the special meeting.

Headquartered in Oklahoma City, Chesapeake Energy Corporation’s (NYSE: CHK) operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about the reverse stock split, authorized shares reduction and the related timing thereof and the special meeting of the Company’s shareholders. Forward-looking statements are statements other than statements of historical fact. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and variations of such words and similar expressions, although not all forward-looking statements contain these identifying words. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any updates to those factors set forth in the Company’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

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